Exhibit 10.1

CONVERSION RESTRICTION AND WAIVER AGREEMENT

(Series E Convertible Preferred Stock)

This Conversion Restriction and Waiver Agreement (this **"Agreement"**) is entered into as of September 29, 2026 (the **"Effective Date"**), by and between Yunhong Green CTI Ltd., an Illinois corporation (the **"Company"**), and Wickbur Holdings LLC, a Texas limited liability company (the **"Holder"**). The Company and the Holder are referred to herein collectively as the **"parties"**.

RECITALS

A. The Holder is the holder of record and beneficial owner of all 130,000 outstanding shares of the Company's Series E Convertible Preferred Stock, no par value per share (the "Preferred Shares"), constituting one hundred percent (100%) of such series, which are convertible into shares of the Company's common stock (the "Common Stock") pursuant to the certificate of designation governing such series (the "Certificate of Designation").

B. Section III.C(i) of the Certificate of Designation provides that the Holder may not effect any conversion of Preferred Shares to the extent that, after giving effect thereto, the Holder, together with its affiliates, would beneficially own in excess of 4.99% of the Common Stock, determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-3 thereunder, which limitation may be increased or waived by the Holder only upon not less than sixty-one (61) days' prior written notice to the Company (the "Existing Beneficial Ownership Limitation").

C. The Company is preparing a registration statement on Form S-1 (the "Registration Statement") in connection with a proposed offering of its securities (the "Offering"), and the parties wish to supplement, and not to replace or impair, the Existing Beneficial Ownership Limitation with a contractual forbearance suspending conversion of the Covered Securities in its entirety during the Restricted Period, on the terms set forth herein.

D. Except for the amendments of the Warrant and the Purchase Agreement (as defined in Section 2A) expressly set forth herein, this Agreement is a contractual forbearance and waiver between the Company and the Holder only; it does not amend, and shall not be construed to amend, the Certificate of Designation or the Company's articles of incorporation. Because the Holder holds all outstanding shares of the Series E Convertible Preferred Stock, this Agreement also constitutes the unanimous written consent and waiver of the holders of such series pursuant to Section VI.C of the Certificate of Designation.

E. The Holder is the purchaser under the Purchase Agreement, which states a conversion ratio for the Preferred Shares that differs from the conversion terms of the Certificate of Designation, and the parties wish to confirm that the Certificate of Designation governs conversion of the Preferred Shares and to conform the Purchase Agreement accordingly.

F. In connection with the Offering, the Holder is willing to grant the consents and waivers under the Purchase Agreement and the Certificate of Designation set forth in Section 2B.

G. As consideration for the Holder's agreements herein, the Company has agreed to extend the term of the Warrant as set forth in Section 2(g).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants set forth herein, the extension of the Warrant set forth in Section 2(g), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions

(a) "Beneficial ownership" and "beneficially own" have the meanings ascribed in Rule 13d-3 under the Exchange Act.

(b) "Conversion" means any conversion, exchange, or exercise of any Covered Security into or for Common Stock or any other voting equity security of the Company, and includes the delivery of any notice of conversion or exercise and any instruction to the Company or its transfer agent to effect the same.

(c) "Covered Securities" means (i) the Preferred Shares set forth on Part I of Schedule A, and (ii) the Warrant set forth on Part II of Schedule A, together with any securities issued on, in respect of, or in exchange for any of the foregoing, including by way of dividend, split, recapitalization, reclassification, merger, or exchange.

(d) "Warrant" means the Common Stock purchase warrant (Warrant No. E-1) issued to the Holder in connection with the Series E financing, exercisable for 36,140 shares of Common Stock, as adjusted for the Company's 1-for-10 reverse stock split, through 5:00 p.m. Central Time on March 11, 2029, as extended pursuant to Section 2(g).

(e) "Termination Notice" means an irrevocable written notice delivered by the Holder (or, if there is more than one Holder, by all Holders as provided in Section 3(d)) to the Company electing to terminate the restrictions set forth in Section 2; provided, that no Holder may deliver a Termination Notice prior to the later of (i) the completion of the final closing of the Offering or the termination or abandonment of the Offering without completion and (ii) the second anniversary of the Effective Date.

(f) "Restricted Period" means the period commencing on the Effective Date and continuing until 11:59 p.m., New York City time, on the sixty-first (61st) day following the Company's receipt of a Termination Notice.

2. Conversion Restriction; Waiver

(a) Restriction. During the Restricted Period, the Holder shall not, and shall cause its affiliates and any person acting on its behalf not to, directly or indirectly: (i) effect or attempt to effect any Conversion of any Covered Securities; (ii) deliver any notice of conversion or exercise with respect to any Covered Securities; (iii) request, instruct, or permit the Company or its transfer agent to process any Conversion of any Covered Securities; or (iv) accept delivery of any Common Stock or other voting equity security upon any Conversion of any Covered Securities.

(b) No effect. Any Conversion or attempted Conversion in violation of this Agreement shall be of no force or effect, and the Company shall not honor, and shall instruct its transfer agent not to give effect to, any such Conversion or attempted Conversion.

(c) Waiver. The Holder hereby irrevocably waives, pursuant to Section VI.C of the Certificate of Designation and otherwise, during the Restricted Period, any right under Section II or Section III of the Certificate of Designation to elect or effect a Conversion, in each case to the extent necessary to give full effect to this Agreement.

(d) No other rights affected. Except as expressly set forth herein, this Agreement does not limit or affect any other right of the Holder in respect of the Covered Securities, including rights to dividends, liquidation preference, or voting rights, in each case as and to the extent provided in the Certificate of Designation.

(e) No forced exercise. During the Restricted Period, the Company shall not exercise, and irrevocably waives, any right under the Warrant, including Section 2 of the Warrant, to require, force, or compel the exercise of the Warrant, in whole or in part. The foregoing waiver applies only during the Restricted Period; following the expiration of the Restricted Period, the Company's rights under Section 2 of the Warrant shall apply in accordance with their terms through the Extended Expiration Date.

(f) Warrant amendment and waiver. This Agreement constitutes a written amendment and waiver pursuant to Section 20 of the Warrant, and the Warrant is hereby amended and waived solely to the extent necessary to give full effect to the restrictions, waivers, and obligations set forth in this Agreement during the Restricted Period, and is further amended as provided in Section 2(g).

(g) Extension of Warrant term. Effective as of the Effective Date, the expiration of the Warrant is extended from 5:00 p.m. Central Time on March 11, 2027 (the "Original Expiration Date") to 5:00 p.m. Central Time on March 11, 2029 (the "Extended Expiration Date"), and Section 2 of the Warrant is amended by replacing the words "the third anniversary date of the issuance date of this Warrant" with the words "March 11, 2029," so that the "Exercise Date" under the Warrant is the Extended Expiration Date. This Section 2(g) constitutes a written amendment of the Warrant signed by the Company and the Holder pursuant to Section 20 of the Warrant, and the parties shall execute and deliver a confirmation of such amendment in the form of Exhibit C concurrently with this Agreement. No Conversion of the Warrant may occur during the Restricted Period. Following

the expiration of the Restricted Period, the Warrant may be exercised in accordance with its terms at any time on or before the Extended Expiration Date and, to the extent not so exercised, shall expire at the Extended Expiration Date, which shall not be tolled or further extended by this Agreement. Except as expressly provided in this Section 2(g), the Warrant remains unmodified and in full force and effect in accordance with its terms, as adjusted in accordance therewith.

(h) Confirmation of adjusted Warrant terms. The parties acknowledge that, as a result of the Company's 1-for-10 reverse stock split and the proportional adjustment required by Section 6 of the Warrant, (i) the Warrant is exercisable for 36,140 shares of Common Stock, and (ii) the fixed component of the exercise price is $15.20 per share, such that the Exercise Price is the lower of $15.20 per share and the lowest daily VWAP of the Common Stock during the 10 trading days prior to the date of exercise, in each case as defined in and determined under Section 1 of the Warrant. This Section 2(h) memorializes adjustments required by the existing terms of the Warrant and does not modify the Warrant. If any statement in this Section 2(h) is inconsistent with the Warrant as filed and adjusted in accordance with its terms, the Warrant controls.

2A. Conversion Terms; Purchase Agreement

(a) Acknowledgments. The parties acknowledge that (i) the rights, preferences, and terms of the Preferred Shares, including the terms of conversion, are established by the Certificate of Designation as filed with the Secretary of State of the State of Illinois; (ii) the Stock Purchase Agreement dated effective as of March 11, 2024, between the Company and the Holder (the "Purchase Agreement"), filed as Exhibit 10.17 to the Company's Current Report on Form 8-K filed March 15, 2024, states in Recital B thereof that each Preferred Share is convertible into ten (10) shares of Common Stock (the "Stated Ratio"); and (iii) the Stated Ratio differs from the conversion mechanics of the Certificate of Designation, under which the number of shares of Common Stock issuable upon conversion equals the applicable Conversion Amount divided by the applicable Conversion Price, each as defined in and determined under the Certificate of Designation (the "Certificate Formula").

(b) Certificate of Designation governs. Any conversion of Preferred Shares shall be effected solely in accordance with the Certificate Formula and the other terms of the Certificate of Designation, including its adjustment provisions, the Existing Beneficial Ownership Limitation, and the Issuable Maximum under Section III.C(ii) of the Certificate of Designation. The Stated Ratio does not confer, enlarge, limit, or otherwise affect any conversion right of the Holder or any obligation of the Company. Nothing in this Section 2A permits any Conversion during the Restricted Period.

(c) Amendment of Purchase Agreement. Effective as of the Effective Date, the Purchase Agreement is amended as set forth on Schedule C. In addition, each other provision of the Purchase Agreement that states the Stated Ratio or otherwise describes the conversion of the Preferred Shares in a manner inconsistent with the Certificate of Designation shall be read as referring to conversion in accordance with the Certificate Formula. This Section 2A(c) and Schedule C

constitute a written amendment of the Purchase Agreement executed by all parties thereto in accordance with the amendment provisions of the Purchase Agreement.

(d) Release; no assertion; no admission. The Holder releases the Company and its current and former directors, officers, employees, agents, successors, and assigns from, and agrees not to assert, any claim, including any claim for breach, reformation, or rescission of the Purchase Agreement, based on the Stated Ratio or on any difference between the Stated Ratio and the Certificate Formula. The Company agrees not to assert that the Stated Ratio confers any conversion right inconsistent with the Certificate Formula. Nothing in this Agreement constitutes an admission by either party regarding the intent of any party at the time the Purchase Agreement was executed or the Certificate of Designation was filed.

(e) Survival; transferees. This Section 2A survives the expiration of the Restricted Period and binds any transferee of the Preferred Shares or of any rights under the Purchase Agreement.

2B. Purchase Agreement and Certificate of Designation Consents and Waivers

(a) Registration rights. The Holder irrevocably waives, with respect to the Registration Statement (including any amendment or post-effective amendment thereto) and the Offering, and with respect to any other registration statement filed by the Company during the Restricted Period, all of its rights under Section 5.13 of the Purchase Agreement, including any right to notice and any right to include Registrable Securities (as defined in the Purchase Agreement), and waives any claim arising from the filing of the Registration Statement or any amendment thereto without notice under Section 5.13. No such registration statement shall count as one of the Holder's piggyback registrations under Section 5.13, which otherwise remains in effect in accordance with its terms.

(b) Consent to the Offering. The Holder, as the holder of all outstanding Shares (as defined in the Purchase Agreement) and of all outstanding shares of the Series E Convertible Preferred Stock, hereby consents, pursuant to Section 5.06(a) of the Purchase Agreement and Sections V(i)(vii) and VI.C of the Certificate of Designation, to the Offering, including (i) the issuance and sale in the Offering, at the public offering price determined by the Board or a committee thereof and the underwriter, of Common Stock and of any pre-funded warrants, common warrants, or other securities convertible into or exercisable for Common Stock included in the Offering, (ii) the issuance of any warrants to the underwriter or its designees in connection with the Offering, and (iii) the issuance of Common Stock upon the exercise or conversion of any of the foregoing. The Holder agrees that neither the Offering nor any such issuance constitutes a breach of, or requires any further consent under, Section 5.06 of the Purchase Agreement or the Certificate of Designation.

(c) Share register. The Holder acknowledges that no certificate representing the Preferred Shares has been issued and that the Preferred Shares are uncertificated. The Holder agrees that the entry of the Preferred Shares in the Company's share register in the name of the Holder and the

delivery to the Holder of the written statement required by Section 6.35 of the Illinois Business Corporation Act of 1983, 805 ILCS 5/6.35, in each case on or before the Effective Date, satisfy Sections 2.02, 2.04(b)(i), and 6.02(g) of the Purchase Agreement, and waives any claim arising from the absence of such entry or statement before the Effective Date.

(d) Scope. The consents and waivers in this Section 2B are limited to the matters expressly stated and do not waive any other right of the Holder under the Purchase Agreement or the Certificate of Designation.

3. Term; No Early Release; Amendment Mechanics

(a) Term. The restrictions set forth in Section 2 continue in effect until the expiration of the Restricted Period in accordance with Section 1(f), and do not expire automatically on any fixed date.

(b) Amendments. No amendment, modification, waiver, release, or termination of this Agreement or of any provision hereof shall be effective unless in a writing signed by both the Company and the Holder.

(c) Sixty-one day floor. Notwithstanding anything to the contrary in this Agreement, no amendment, modification, waiver, release, or termination of this Agreement, and no Termination Notice, shall permit, or have the effect of permitting, any Conversion of any Covered Securities earlier than the sixty-first (61st) day after the Company's receipt of written notice thereof from the Holder or, if applicable, all then-current Holders. Notwithstanding Section 3(b), no amendment, modification, waiver, or termination of this Section 3(c) shall become effective to permit any Conversion until the sixty-first (61st) day following the Company's receipt of irrevocable written notice thereof from the Holder or, if applicable, all then-current Holders. Notwithstanding the foregoing, no notice of any amendment, modification, waiver, release, or termination that would permit, or have the effect of permitting, any Conversion may be delivered prior to the later of (i) the completion of the final closing of the Offering or the termination or abandonment of the Offering without completion and (ii) the second anniversary of the Effective Date, and the sixty-one (61) day period applicable to any such action shall not commence prior to such time.

(d) Multiple Holders. If at any time there is more than one Holder party to this Agreement (including by joinder pursuant to Section 5), (i) no Termination Notice shall be effective unless executed and delivered by all then-current Holders and, with respect to the Preferred Shares, by all then-current holders of the Series E Convertible Preferred Stock, consistent with Section VI.C of the Certificate of Designation, and (ii) no amendment, modification, waiver, release, or termination of this Agreement shall be effective unless in a writing signed by the Company and all then-current Holders.

4. Existing Beneficial Ownership Limitation

(a) Representation. The Holder represents and warrants that, as of the Effective Date, (i) neither the Holder nor any affiliate has delivered any notice under Section III.C(i) of the Certificate of Designation increasing, waiving, or otherwise modifying the Existing Beneficial Ownership Limitation, (ii) no such notice is outstanding or pending, and (iii) no notice of conversion or exercise is outstanding or pending with respect to any Covered Securities.

(b) Covenant. The Holder shall not, and shall cause its affiliates not to, deliver any notice increasing, waiving, or otherwise modifying the Existing Beneficial Ownership Limitation during the Restricted Period.

5. Transfers

During the Restricted Period, the Holder shall not sell, assign, transfer, pledge, or otherwise dispose of any Covered Securities or any interest therein unless the transferee first executes and delivers to the Company a joinder to this Agreement in the form of Exhibit A, agreeing to be bound as a "Holder" hereunder with respect to the transferred Covered Securities. The Company shall not, and shall instruct its transfer agent not to, register any transfer of Covered Securities unless such joinder has first been executed and delivered. Any purported transfer in violation of this Section 5 shall not be recognized or registered by the Company except in accordance with this Agreement. A Holder that ceases to hold any Covered Securities, whether by transfer in compliance with this Section 5, expiration, cancellation, redemption, repurchase, or otherwise, shall automatically cease to be a Holder for purposes of this Agreement, except with respect to any obligations or liabilities accrued prior thereto. Notwithstanding the foregoing, this Section 5 shall not prohibit the redemption, repurchase, or other reacquisition by the Company of any Covered Securities pursuant to a separate written agreement with the applicable Holder, provided that no Common Stock or other security convertible into or exercisable for Common Stock is issued to the Holder in connection therewith and such transaction does not shorten or otherwise impair the Restricted Period with respect to any remaining Covered Securities.

6. Transfer Agent Instructions; Legend

(a) Books and records; transfer agent instruction. The Company shall cause its books and records, including any share or warrant register maintained by the Company, to reflect the conversion, exercise, and transfer restrictions set forth in this Agreement, and shall promptly deliver to its transfer agent an instruction substantially in the form of Exhibit B directing the transfer agent not to issue or register any shares of Common Stock upon any purported Conversion of the Covered Securities while the Restricted Period remains in effect. The Company shall not revoke, modify, or countermand any of the foregoing while the Restricted Period remains in effect.

(b) Legend; notice. The Company shall cause the restrictions set forth in this Agreement to be conspicuously noted on any certificate representing Covered Securities and, with respect to any uncertificated Covered Securities, shall notify the registered owner of such restrictions. The Holder consents to such notation and notice. The notation or notice may be substantially as follows: "THE

SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A CONVERSION RESTRICTION AND WAIVER AGREEMENT WITH THE ISSUER DATED AS OF [•], 2026, WHICH RESTRICTS CONVERSION, EXERCISE AND TRANSFER OF SUCH SECURITIES AS SET FORTH THEREIN." With respect to uncertificated Covered Securities, the written statement delivered by the Company pursuant to Section 6.35 of the Illinois Business Corporation Act of 1983, 805 ILCS 5/6.35, shall set forth the restrictions on transfer contained in this Agreement, consistent with Section 6.55 of that Act, 805 ILCS 5/6.55.

7. Waiver of Conversion Failure Remedies

During the Restricted Period, the Holder irrevocably waives any damages, interest, penalties, buy-in rights, or other remedies under Section III.D of the Certificate of Designation, under the Warrant, or otherwise, arising from or relating to the Company's refusal to process, or failure to honor, any Conversion (including any exercise of the Warrant) prohibited by this Agreement, and agrees that no such refusal or failure shall constitute a conversion failure, exercise failure, default, or triggering event under the Certificate of Designation, the Warrant, or any other agreement between the parties.

8. Representations, Warranties and Covenants

(a) Of the Holder. The Holder represents and warrants that: (i) the Holder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) this Agreement constitutes a legal, valid, and binding obligation of the Holder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and similar laws and to equitable principles; (iii) the Holder is the sole holder of record and beneficial owner of all 130,000 outstanding shares of the Series E Convertible Preferred Stock, constituting one hundred percent (100%) of such series, and of the other Covered Securities set forth on Schedule A, in each case free and clear of any lien, proxy, voting arrangement, or other encumbrance that would conflict with this Agreement; (iv) Schedule B sets forth all shares of Common Stock, preferred stock, warrants, options, and other securities convertible into or exercisable for Common Stock held of record or beneficially owned, directly or indirectly, by the Holder or any of its affiliates; (v) no side letter or other agreement, arrangement, or understanding exists that permits the Holder or any affiliate to acquire Common Stock, or to exercise voting or dispositive power over Common Stock, in a manner inconsistent with this Agreement; (vi) no consent of any other person is required for the Holder's execution, delivery, and performance of this Agreement; and (vii) the Holder is not party to any agreement inconsistent with this Agreement.

(b) Notice of changes. The Holder shall promptly notify the Company in writing of any change in the facts set forth in the representations in this Section or on Schedule B during the Restricted Period.

(c) Of the Company. The Company represents and warrants that: (i) this Agreement has been duly authorized by all necessary corporate action of the Company; (ii) this Agreement constitutes

a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and similar laws and to equitable principles; and (iii) the Company has not delivered, and there is not outstanding or pending, any notice requiring, forcing, or compelling exercise of the Warrant pursuant to Section 2 thereof.

(d) Warrant amendment. The Holder represents and warrants that (i) it is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"); (ii) it holds the Warrant, as amended by Section 2(g), for its own account and not with a view to any distribution in violation of the Securities Act; (iii) it understands that the Warrant, as so amended, and the shares of Common Stock issuable upon its exercise have not been registered under the Securities Act and are restricted securities; (iv) it did not learn of the extension of the Warrant through any general solicitation or through the Registration Statement; and (v) it is not purchasing, and has not agreed to purchase, any securities in the Offering.

9. Consideration

In consideration of the Holder's agreements, consents, waivers, and releases set forth in this Agreement, including the conversion and exercise restrictions in Section 2, the agreement that the Certificate of Designation alone governs conversion, the amendment of the Purchase Agreement, and the release in Section 2A, and the consents and waivers in Section 2B, the Company has agreed to the extension of the Warrant set forth in Section 2(g). The Holder acknowledges and agrees that (a) the extension of the Warrant is the only consideration provided by the Company for this Agreement, and no cash, securities, or other consideration is payable to the Holder in connection herewith; (b) the extension of the Warrant constitutes independent consideration for each of the Holder's agreements, consents, waivers, and releases set forth in this Agreement, without regard to the Company's agreements under Section 2(e) or any other provision of this Agreement; and (c) the Holder is not purchasing, and has not agreed to purchase, any securities in the Offering.

10. Disclosure; Filings

The Holder acknowledges that the Company may be required to disclose this Agreement and its terms, and to file this Agreement as an exhibit, in the Registration Statement and in the Company's other filings with the Securities and Exchange Commission, and consents thereto. Nothing in this Agreement restricts any disclosure required by law, regulation, or stock exchange rule.

11. Remedies

The parties agree that money damages may be an inadequate remedy for breach of this Agreement and that either party shall be entitled to seek specific performance and injunctive relief, without the posting of any bond, in addition to any other remedy available at law or in equity.

12. Miscellaneous

(a) Governing law; forum. This Agreement is governed by the laws of the State of Illinois, without regard to conflicts of law principles. The parties submit to the exclusive jurisdiction of the state and federal courts located in Cook County, Illinois, and waive any right to trial by jury.

(b) Entire agreement; other documents. This Agreement, including the Schedules and Exhibits, constitutes the entire agreement of the parties with respect to its subject matter. The Certificate of Designation, the Purchase Agreement (as amended by Section 2A(c)), and the Warrant (as amended by Section 2(g)) each remain in full force and effect; provided, however, that as between the Company and the Holder, this Agreement shall control to the extent of any inconsistency with respect to any conversion, exercise, transfer, dividend, waiver, or other matter expressly addressed herein during the Restricted Period, and Sections 2(g), 2(h), 2A, and 2B shall apply in accordance with their terms whether or not the Restricted Period remains in effect.

(c) Counterparts. This Agreement may be executed in counterparts, including by .pdf or other electronic signature, each of which is an original and all of which together constitute one instrument.

(d) Severability. If any provision hereof is held invalid or unenforceable, the remaining provisions remain in full force and effect, and the parties shall negotiate in good faith a valid provision that most closely approximates the intent of the invalid provision, and this Agreement shall be enforced to the maximum extent permitted by applicable law.

(e) Notices. Notices hereunder shall be in writing and delivered to the addresses set forth on the signature page, and are effective upon receipt.

(f) No redemption obligation. Nothing in this Agreement constitutes or creates any obligation or commitment of the Company to redeem, repurchase, or otherwise reacquire any Covered Securities, and any such transaction shall be subject to a separate written agreement between the Company and the applicable Holder. The Holder acknowledges that no such commitment, promise, or assurance has been made to the Holder, and that the Holder is not relying on any expectation of redemption, repurchase, or reacquisition in entering into this Agreement. The Holder further acknowledges that the extension of the Warrant pursuant to Section 2(g) was agreed in lieu of, and not in addition to, any redemption, repurchase, or other reacquisition of the Covered Securities.

[Signature Page to Conversion Restriction and Waiver Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

YUNHONG GREEN CTI LTD.

By: [signature]

Name: Jana M. Schwan

Title: CEO

HOLDER:

WICKBUR HOLDINGS LLC

By: 梁守典

Name: Liang Shoudian

Title: Manager

Address:

Email:

SCHEDULE A

Covered Securities

Part I. Preferred Shares

130,000 shares of Series E Convertible Preferred Stock, [certificate or book entry details], constituting all outstanding shares of such series.

Part II. Warrant

Common Stock purchase warrant (Warrant No. E-1) exercisable for 36,140 shares of Common Stock, as adjusted for the Company's 1-for-10 reverse stock split, through 5:00 p.m. Central Time on March 11, 2029, as extended pursuant to Section 2(g) of the Agreement.

SCHEDULE B

Holder Securities Disclosure

[To be completed by the Holder: all shares of Common Stock, preferred stock, warrants, options, and other securities convertible into or exercisable for Common Stock held of record or beneficially owned, directly or indirectly, by the Holder or any of its affiliates, including certificate or book entry details and any liens or pledges.]

SCHEDULE C

Conforming Amendments to Purchase Agreement

1. Recital B. Recital B of the Purchase Agreement is amended by deleting the words "with each Share convertible into ten (10) shares of the Company's common stock, no par value (the "Common Stock")," and substituting the words "each of which is convertible into shares of the Company's common stock, no par value (the "Common Stock"), in accordance with the Certificate of Designation governing such series,".

2. Other provisions. Each other provision of the Purchase Agreement that states that a Share is convertible into ten (10) shares of Common Stock, or that otherwise describes the conversion of the Shares in a manner inconsistent with the Certificate of Designation, is amended to refer to conversion in accordance with the Certificate of Designation.

3. No other amendment. Except as set forth in this Schedule C and in Section 2B of the Agreement, the Purchase Agreement remains in full force and effect in accordance with its terms.

EXHIBIT C

Form of Warrant Amendment Confirmation

Amendment No. 1 to Common Stock Purchase Warrant No. E-1

Reference is made to Common Stock Purchase Warrant No. E-1 issued by Yunhong Green CTI Ltd., an Illinois corporation (the "Company"), to Wickbur Holdings LLC (the "Holder") on March 11, 2024 (the "Warrant"), and to the Conversion Restriction and Waiver Agreement dated as of [•], 2026, by and between the Company and the Holder (the "Agreement"). Capitalized terms used and not defined herein have the meanings given in the Agreement.

1. Extension. Pursuant to Section 20 of the Warrant, the expiration of the Warrant is extended from 5:00 p.m. Central Time on March 11, 2027 to 5:00 p.m. Central Time on March 11, 2029, and Section 2 of the Warrant is amended by replacing the words "the third anniversary date of the issuance date of this Warrant" with the words "March 11, 2029."

2. Restrictions. The Warrant may not be exercised during the Restricted Period and remains subject to the restrictions, waivers, and other terms of the Agreement.

3. Sole holder. The Holder represents that it is the sole holder of the Warrant and that no transferee of all or any portion of the Warrant exists.

4. No other changes. Except as set forth herein, the Warrant remains unmodified and in full force and effect, as adjusted in accordance with its terms. From and after the date hereof, references to the Warrant mean the Warrant as amended hereby.

5. Governing law; counterparts. This amendment is governed by the law governing the Warrant and may be executed in counterparts, including by .pdf or other electronic signature.

YUNHONG GREEN CTI LTD.

By: Jana M Schwan

Name: Jana M. Schwan

Title: CEO

WICKBUR HOLDINGS LLC

By: 梁守典

Name: Liang Shoudian

Title: Manager